UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2018

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JRSIS HEALTH CARE CORPORATION

(Exact name of registrant as specified in its charter)

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Florida	1-36758	46-4562047
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1st - 7th Floor, Industrial and Commercial Bank Building

Xingfu Street, Hulan Town, Hulan District, Harbin City

Heilongjiang Province, P.R. China 150025

(Address of Principal Executive Office) (Zip Code)

86-451-56888933

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Election of Directors; Appointment of Certain Officers

On September 3, 2018 the Registrant's Board of Directors increased the number of members of the Board of Directors from four to five, and elected Yanming Zhang to fill the vacancy and serve as a member of the Board of Directors. Information regarding Mr. Zhang follows:

Yanming Zhang. Yanming Zhang has been employed as Budget Officer by China Construction Second Engineering in Shenzhen, China since July 2018. From August 2017 until June 2018, Mr. Zhang was employed as a communication specialist by the Harbin Acheng District Justice Bureau. Mr. Zhang graduated from the China University of Geosciences in 2018 with a Bachelor's Degree. He is 22 years old. Mr. Zhang was appointed to bring to the Board his experience with China's legal system and the experience he is gaining as a budget professional. Mr. Zhang has no familial relationship with any other member of the Registrant's Board.

On September 3, 2018 the Registrant's Board of Directors elected Suya Li to serve as the Registrant's Chief Operating Officer. Information regarding Ms. Li follows:

Suya Li. Ms. Li has been employed in the administration of the Registrant's subsidiary, Harbin Jiarun Hospital Co., Ltd., since 2016. From 2012 until 2016, Ms. Li was employed as Chief Operating Officer of Heilongjiang Victoria Maternity Hospital. From 2001 until 2011, she was employed as Branch Secretary by the Harbin City Health Supervision Institute. Ms. LI graduated in 2001 from the Harbin Medical University with a Bachelor's Degree. She is 61 years old. Ms. Li has no familial relationship with any member of the Registrant's Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On September 3, 2018 the Registrant's Board of Directors adopted Amended and Restated Bylaws for the Registrant. The amendments effected by the Amended and Restated Bylaws were:

•	Section 2.6. Elimination of provisions authorizing a closing of the stock transfer books.

•	Section 2.8. Subordination of voting rights provision to any relevant provision in the Articles of Incorporation.

•	Section 3.1. Elimination of provision that the number of directors would be four unless changed by the shareholders; and replacement by provision that the number of directors would be fixed from time to time by the Board.

•	Section 3.5. Elimination of provision that vacancies on the Board would be filled by vote of the shareholders; and replacement by provision that vacancies on the Board will be filled by vote of the Board.

•	Section 4.1. Addition of Chief Financial Officer to the list of officers that the Board is authorized to appoint.

•	Section 4.7. Addition of provision that the President will be the principal executive officer unless the Board appoints a Chief Executive Officer.

•	Section 4.10. Addition of provision that the Treasurer will be the Chief Financial Officer unless the Board appoints a Chief Financial Officer.

•	Article IX. Elimination of provision that the Company may indemnify directors, officers, employees and agents to the extent permitted by law; and replacement by provision that the Company will indemnify directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

Item 9.01	Financial Statements and Exhibits

Exhibits

3-a	Amended and Restated Bylaws adopted on September 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JRSIS Health Care Corporation

Date: September 6, 2018	By:	/s/ Lihua Sun Lihua Sun, Chief Executive Officer

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